Exhibit 5.1

Suite 1000 Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402-2289 Fax (423) 785-8480

May 20, 2014
The Dixie Group, Inc.
104 Nowlin Lane
Suite 101
Chattanooga, TN 37421

RE:     Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Dixie Group, Inc., a Tennessee corporation (the “Company”), in connection with: (1) the Registration Statement on Form S-3 (Registration No. 333-194571) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 14, 2014 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (2) the Company’s offering and sale of up to 2,875,000 shares of common stock, $3 par value per share, of the Company (the “Shares”). The Shares are being offered and sold as described in the prospectus, dated April 8, 2014, contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement thereto, dated May 14, 2014 (together with the Base Prospectus, the “Prospectus”).
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Restated Charter, as amended, as certified by the Secretary of State of the State of Tennessee on May 12, 2014, (ii) the Company’s Amended Bylaws, (iii) the Registration Statement, (iv) the Prospectus, (v) resolutions of the Company’s Board of Directors, (vi) resolutions of the Pricing Committee, and (vii) an executed copy of the Underwriting Agreement, dated as of May 14, 2014, between the Company and Wells Fargo Securities, LLC and Raymond James & Associates, Inc., (viii) the form of stock certificate for the Shares, and (ix) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.
In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority (or where such party is an individual, the capacity) to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms.
Our opinion herein is expressed solely with respect to Federal Securities Laws and Tennessee Law.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdictions are applicable to the subject matter hereof.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus which forms a part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/S/ Miller & Martin PLLC